FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY ANNOUNCES ACQUISITION OF
COBRA WIRE & CABLE, INC.

Atlanta, Georgia, September 1, 2011 — Genuine Parts Company (NYSE: GPC) announced today that its Electrical Group, EIS, Inc. (“EIS”), has acquired the stock of Cobra Wire & Cable, Inc. (“Cobra”) from Merit Capital Partners and Fulton Capital, effective today.

Cobra, headquartered in Hatboro, Pennsylvania, is a specialty wire and cable distributor serving the telecom, battery and uninterruptible power supply (UPS) and marine markets. Its customers are served from three distribution facilities, with one in Hatboro, Pennsylvania (Philadelphia), Plano, Texas (Dallas) and Tukwila, Washington (Seattle). The Company expects the acquired business to generate annual revenues of approximately $43 million.

Thomas C. Gallagher, Chairman, President and Chief Executive Officer of Genuine Parts Company, stated, “Bob Thomas, President and CEO of EIS, and his management team continue to grow their specialty wire and cable business into targeted adjacent markets. We are pleased with their progress in this area and welcome the Cobra team to the EIS and Genuine Parts Company family.”

EIS is one of North America’s leading distributors of process materials, production supplies and value added fabricated parts. In addition to wire and cable, primary markets for EIS are the electrical OEM, apparatus repair and various assembly markets. EIS supplies over 100.000 critical products from 38 branches and three fabrication facilities located in North America.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2010 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2010 revenues of $11.2 billion.